                                 EXHIBIT 10.3e

                       Employment Agreement, as amended,
                     between Registrant and J. R. Cummings

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                             COMPTEK RESEARCH, INC.
                                      AND
                                JOHN R. CUMMINGS


         THIS AMENDMENT, made as of the 31st day of March 1996, by and between JOHN R. CUMMINGS, residing at 43 Hemlock Hill, Orchard Park, New York, 14127, ("Employee") and COMPTEK RESEARCH, INC., a New York Corporation having its office and principal place of business at 2732 Transit Road, Buffalo, New York 14224 (the "Corporation").

                                  WITNESSETH:

         WHEREAS, Employee and the Corporation entered into an Employment Agreement dated April 1, 1994 (the "Employment Agreement"); and

         WHEREAS, Employee and the Corporation wish to amend such Employment Agreement, (the "Amendment to Agreement") as provided for herein;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties hereto agree as follows:

         1. TERM OF EMPLOYMENT. The Employee's term of employment by the Corporation as its President and Chief Executive Officer shall be deemed to end as of the date hereof. The Employee shall continue as the Corporation's Chairman of the Board of Directors.

         2. DUTIES AND RESPONSIBILITIES. Effective April 1, 1996, Employee shall no longer have responsibility for the executive management of the Corporation and its affairs. Employee





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shall act as the Corporation's Chairman of the Board of Directors and have such duties and responsibilities as may be assigned to the Chairman in accordance with the Corporation's by-laws and resolutions adopted by the Board of Directors. Employee shall no longer be required to devote his full business time to the promotion of the business of the Corporation, but will continue to provide valuable skills and services to the Corporation.

         3. COMPENSATION. Effective April 1, 1996, Employee shall be deemed to be a non-employee Director of the Corporation and be entitled to all compensation and benefits from time to time provided to non-employee directors of the Corporation. The Corporation shall pay to Employee a Base Salary of not less than $135,000 for the period April 1, 1996 through December 31, 1996, payable in approximately equal installments at such intervals as the Corporation pays the salaries of its executive employees generally. On January 1, 1997, and on the first day of each month thereafter through March 1, 1998, the Corporation shall pay to Employee the amount of $15,000 per month in consideration for his non-competition with the Corporation.

         4. BENEFITS AND EXPENSES. Employee will be entitled to reimbursement for all reasonable travel and other business expenses incurred by him in connection with services by him to the Corporation. Employee will be included in any group medical, dental, and life insurance plans which the Corporation may have in force from time to time for its executive personnel through March 31, 1998. If Employee cannot be included under the terms of such plan because of a change in his employment status, then the Corporation shall provide to Employee a substantially equivalent plan or benefit in lieu thereof. Such medical, dental, and life insurance benefits and any resulting payments thereunder, shall be in addition to his Base Salary and shall include any additional amount as may be necessary to provide the Employee with the after-tax equivalent of such Benefits as provided to executives of the Corporation. Except as expressly set forth in this Amendment to Agreement, and vacation accrued prior to April 1, 1996, there will be no other benefits or cash payments to Employee pursuant to the Employment Agreement dated April 1, 1994, including, but not limited to incentive compensation.





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         5.    DEATH OR DISABILITY.  In the event of the Employee's death or disability, the Corporation shall continue to be obligated to make the payments provided for in this Amendment to Agreement to the Employee or his estate, as the case may be.

         6. NON-COMPETITION AND NON-SOLICITATION. The time periods provided for in paragraphs 6 (Non-Competition) and 9 (Non-Solicitation and Non-Interference) of the Employment Agreement are hereby amended to continue in full force in effect through March 31, 1998.

         7. GENERAL. Except to the extent amended by this Amendment to Agreement or in a conflict with the Amendment to Agreement, the Employment Agreement shall continue in full force and effect. In the event of any conflict between the terms of the Employment Agreement and this Amendment to Agreement, then this Amendment to Agreement shall govern.

         IN WITNESS WHEREOF, Employee has hereunto set his hand and seal, and the Corporation has caused these presents to be executed by a duly authorized officer of the Corporation and its corporate seal to be affixed hereto, the day and year first above written.



                                        /S/John R. Cummings
                                       ----------------------------
                                            John R. Cummings




                                        COMPTEK RESEARCH, INC.


                                By      /S/ John J. Sciuto
                                       ----------------------------


(Corporate Seal)





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